Exhibit 99.2

NEWS RELEASE For Immediate Release For additional information contact: Stephen R. Theroux, President 603-863-0886

NEWPORT, NH—(Marketwire - 04/15/11) - In the news release, “New Hampshire Thrift Bancshares, Inc. Announces Earnings for First Quarter,” issued earlier today by New Hampshire Thrift Bancshares, Inc. (NASDAQ: NHTB), we are advised by the company that the second sentence of the fourth paragraph under the “Balance Sheet Summary” section should read “payable on April 29, 2011 to stockholders of record as of April 22, 2011.” rather than “payable on April 29, 2011 to stockholders of record as of April 19, 2011.” as originally issued. Complete corrected text follows.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

ANNOUNCES EARNINGS FOR FIRST QUARTER

NEWPORT, NH – April 15, 2011– New Hampshire Thrift Bancshares, Inc. (the Company) (Nasdaq: NHTB), the holding company for Lake Sunapee Bank, fsb (the Bank), today reported consolidated net income for the quarter ended March 31, 2011 of $2,024,984, or $0.33 per common share (assuming dilution), compared to $1,721,496, or $0.28 per common share (assuming dilution), for the same period in 2010, an increase of $303,488, or 17.63%.

Financial Highlights

•	Total assets increased $6,512,772, or 0.65%, to $1,001,566,656 at March 31, 2011 from $995,053,884 at December 31, 2010.

•	Net loans increased $15,097,419, or 2.24%, to $690,611,206 at March 31, 2011 from $675,513,787 at December 31, 2010.

•

As a percentage of total loans, non-performing loans decreased from 1.46% at December 31, 2010 to 1.22% at March 31, 2011. As a percentage of assets, non-performing loans decreased from 1.01% at the December 31, 2010 to 0.86% at March 31, 2011.

•	The Bank originated $68,955,726 in loans during the three months ended March 31, 2011, compared to $65,849,984 for the same period in 2010.

•	The Bank’s loan servicing portfolio decreased to $369,051,336 at March 31, 2011 from $370,331,523 at December 31, 2010, a decrease of $1,280,187, or 0.35%.

•	Total deposits decreased $37,711,175, or 4.85%, to $740,507,942 at March 31, 2011 from $778,219,117 at December 31, 2010.

•	Net interest and dividend income for the quarter ended March 31, 2011 decreased $375,375, or 4.95%, to $7,202,450 from $7,577,825 for the same period in 2010.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

•

The Company earned $2,024,984, or $0.33 per common share, assuming dilution, for the quarter ended March 31, 2011, compared to $1,721,496, or $0.28 per common share, assuming dilution, for the quarter ended March 31, 2010. Net income available to common stockholders was $1,895,940 for the quarter ended March 31, 2011, compared to $1,594,045 for the same period in 2010.

•

The Company’s returns on average assets and average equity for the three months ended March 31, 2011 were 0.80% and 8.91%, respectively, compared to 0.71% and 7.74%, respectively, for the same period in 2010.

Earnings Summary

Net income of $2,024,984 for the quarter ended March 31, 2011 includes a decrease of $375,375, or 4.95%, in net interest and dividend income. The provision for loan losses decreased $771,500 to $242,500 for the quarter ended March 31, 2011 compared to $1,014,000 for the same period in 2010. Noninterest income increased $177,932, or 8.14%, to $2,364,386 for the quarter ended March 31, 2011 compared to $2,186,454 for the same period in 2010. The improved noninterest income figure reflects an increase of (i) $223,479, or 103.10%, in net gain on sales and calls of securities and (ii) $100,850, or 182.86%, in income from equity interest in Charter Holding Corp., and a decrease of $118,067, or 9.12%, in customer service fees. Noninterest expense increased $333,102, or 5.46%, to $6,435,344 for the quarter ended March 31, 2011 compared to $6,102,242 for the same period in 2010. This increase includes an increase of $210,004, or 6.84%, in salaries and employee benefits, an increase of $32,574, or 3.24%, in occupancy, an increase of $46,177, or 17.10%, in depositors’ insurance, a net increase of $77,436, or 17.50%, in outside and professional services, and a decrease of $42,003, or 4.17%, in other expenses.

Balance Sheet Summary

Total assets were $1,001,566,656 at March 31, 2011, compared to $995,053,884 at December 31, 2010, an increase of $6,512,772, or 0.65%. Securities available-for-sale increased $10,145,696, or 5.18%, to $206,130,211 at March 31, 2011 from $195,984,515 at December 31, 2010. Net unrealized losses on securities available-for-sale were $316,819 at March 31, 2011, compared to $317,372 at December 31, 2010. During the quarter ended March 31, 2011, the Company sold securities with a total book value of $15,427,316 for a net gain on sales of $40,427. During the same period, the Company purchased $23,409,920 of other bonds and debentures and $10,241,015 of mortgage-backed securities.

Net loans held in portfolio increased $15,097,419, or 2.24%, to $690,611,206 at March 31, 2011, from $675,513,787 at December 31, 2010. The allowance for loan losses increased $81,820 to $9,945,724 at March 31, 2011, from $9,863,904 at December 31, 2010. The change in the allowance for loan losses is the net of the effect of provisions of $242,500, charge-offs of $235,500, and recoveries of $74,820. Non-performing loans as a percentage of total loans amounted to 1.22% at March 31, 2011, compared to 1.46% at December 31, 2010. Total loan production for the three months ended March 31, 2011 was $68,955,726 compared to $65,849,984 for the same period in 2010.

Total deposits decreased $37,711,175, or 4.85%, to $740,507,942 at March 31, 2011 from $778,219,117 at December 31, 2010, which is consistent with historical first quarter seasonal fluctuations. Advances from the Federal Home Loan Bank increased $45,702,032, or 60.17%, from $75,959,361 at December 31, 2010 to $121,661,393 at March 31, 2011.

Stockholders’ equity of $93,601,172 resulted in a book value of $14.47 per common share at March 31, 2011 based on 5,773,772 shares of common stock outstanding as of that date, an increase of $0.21, or 1.47%, per common share, compared to $14.26 at December 31, 2010. As previously announced, a regular quarterly dividend of $0.13 per share is payable on April 29, 2011 to stockholders of record of April 22, 2011. The Bank remains well-capitalized with a Tier I (Core) Capital ratio of 8.45% at March 31, 2011.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

About New Hampshire Thrift Bancshares, Inc.

New Hampshire Thrift Bancshares, Inc. is the parent company of Lake Sunapee Bank, fsb, a federally-chartered stock savings bank providing a wide range of banking and financial services through twenty-eight offices strategically located within the greater Dartmouth-Lake Sunapee-Kearsarge and Monadnock regions of west-central New Hampshire and central Vermont. New Hampshire Thrift Bancshares, Inc. has total assets of approximately $1.0 billion.

Forward-looking Statements

Statements included in this press release that are not historical or current fact are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and are subject to certain risks and uncertainties that could cause actual results to differ materially from historical earnings and those presently anticipated or projected. New Hampshire Thrift Bancshares, Inc. disclaims any obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

New Hampshire Thrift Bancshares, Inc.

Selected Financial Highlights

For the Quarter Ended March 31,	2011	2010

Net Income	$2,024,984	$1,721,496

Per Share Data:
Basic Earnings	$0.33	$0.28
Diluted Earnings (1)	0.33	0.28
Dividends Paid	0.13	0.13
Dividend Payout Ratio	39.39%	46.43%

Return on Average Assets	0.80%	0.71%
Return on Average Equity	8.91%	7.74%

As of	March 31, 2011	December 31, 2010
Total Assets	$1,001,566,656	$995,053,884
Total Securities (2)	213,744,811	203,599,115
Loans, Net	690,611,206	675,513,787
Total Deposits	740,507,942	778,219,117
Federal Home Loan Bank Advances	121,661,393	75,959,361
Stockholders’ Equity	93,601,172	92,391,419
Book Value per Common Share	$14.47	$14.26
Common Shares Outstanding	5,773,772	5,773,772
Tier I (Core) Capital	8.45%	8.28%

Number of Branch Locations	28	28

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

(1)	Diluted earnings per share are calculated using the weighted-average number of shares outstanding for the period, including common stock equivalents.
(2)	Includes available-for-sale securities shown at fair value, held-to-maturity securities at cost and Federal Home Loan Bank stock at cost.

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

New Hampshire Thrift Bancshares, Inc.

Consolidated Balance Sheets

	March 31, 2011	December 31, 2010
	(unaudited)
ASSETS
Cash and due from banks	$17,691,977	$21,512,894
Federal Reserve overnight deposit	—	11,700,000

Total cash and cash equivalents	17,691,977	33,212,894
Securities available-for-sale	206,130,211	195,984,515
Federal Home Loan Bank stock	7,614,600	7,614,600
Loans held-for-sale	850,000	5,887,141
Loans receivable, net	690,611,206	675,513,787
Accrued interest receivable	3,383,341	2,986,348
Bank premises and equipment, net	16,527,151	16,671,896
Investments in real estate	3,525,661	3,550,427
Other real estate owned	—	75,000
Goodwill and other intangible assets	28,733,264	28,843,609
Investment in partially owned Charter Holding Corp., at equity	5,062,624	4,898,869
Bank-owned life insurance	12,959,937	10,358,288
Other assets	8,476,684	9,456,510

Total assets	$1,001,566,656	$995,053,884

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Deposits:
Noninterest-bearing	$49,070,916	$53,265,124
Interest-bearing	691,437,026	724,953,993

Total deposits	740,507,942	778,219,117
Federal Home Loan Bank advances	121,661,393	75,959,361
Other borrowings	—	—
Securities sold under agreements to repurchase	14,550,214	16,165,074
Subordinated debentures	20,620,000	20,620,000
Accrued expenses and other liabilities	10,625,935	11,698,913

Total liabilities	907,965,484	902,662,465

STOCKHOLDERS’ EQUITY
Preferred stock, $.01 par value per share: 2,500,000 shares authorized, 10,000 shares issued and outstanding at March 31, 2011 and December 31, 2010	100	100
Common stock, $.01 par value, per share: 10,000,000 shares authorized, 6,234,051 shares issued and 5,773,772 shares outstanding as of March 31, 2011 and 6,234,051 shares issued and 5,773,772 shares outstanding as of December 31, 2010	62,341	62,341
Warrants	85,020	85,020
Paid-in capital	55,924,709	55,920,664

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

Retained earnings	47,146,082	46,000,732

Accumulated other comprehensive loss	(2,466,357)	(2,526,715)
Treasury stock, at cost, 460,279 shares as of March 31, 2011 and December 31, 2010	(7,150,723)	(7,150,723)

Total stockholders’ equity	93,601,172	92,391,419

Total liabilities and stockholders’ equity	$1,001,566,656	$995,053,884

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

New Hampshire Thrift Bancshares, Inc.

Consolidated Statements of Income

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Interest and dividend income
Interest and fees on loans	$7,965,117	$8,092,084
Interest and dividends on debt investments
Taxable	1,233,318	1,925,144
Dividends	9,820	4,883
Other	234,700	5,008

Total interest and dividend income	9,442,955	10,027,119

Interest expense
Interest on deposits	1,502,933	1,709,740
Interest on advances and other borrowed money	737,572	739,554

Total interest expense	2,240,505	2,449,294

Net interest and dividend income	7,202,450	7,577,825

Provision for loan losses	242,500	1,014,000

Net interest and dividend income after provision for loan losses	6,959,950	6,563,825

Noninterest income
Customer service fees	1,177,227	1,295,294
Net gain on sales of loans	319,925	319,056
Net gain on sales and calls of securities	440,247	216,768
Net gain on fixed assets and other real estate and property owned	3,837	36,658
Rental income	171,676	171,977
Realized gain in Charter Holding Corp.	156,002	55,152
Brokerage service income	580	612
Bank owned life insurance income	94,892	88,660

Total noninterest income	2,364,386	2,186,454

NEW HAMPSHIRE THRIFT BANCSHARES, INC.

New Hampshire Thrift Bancshares, Inc.

Consolidated Statements of Income (continued)

(Unaudited)

	Three Months Ended March 31,
	2011	2010
Noninterest expenses
Salaries and employee benefits	$3,281,798	$3,071,794
Occupancy and equipment expenses	1,037,685	1,005,111
Advertising and promotion	111,327	115,021
Depositors’ insurance	316,165	269,988
Outside services	208,537	256,342
Professional services	311,464	186,223
ATM processing fees	126,429	125,163
Supplies	83,929	93,430
Mortgage servicing income, net of amortization of mortgage servicing rights	(7,097)	(27,940)
Other expenses	965,107	1,007,110

Total noninterest expenses	6,435,344	6,102,242

Income before provision for income taxes	2,888,992	2,648,037

Provision for income taxes	864,008	926,541

Net income	$2,024,984	$1,721,496

Net income available to common stockholders	$1,895,940	$1,594,045

NEW HAMPSHIRE THRIFT BANCSHARES, INC.